Exhibit 3.1
ARTICLES OF INCORPORATION
OF
AEROVIRONMENT, INC.
          One: The name of this corporation is AEROVIRONMENT, INC.
          Two: The purposes for which this corporation is formed are:
               (a) To primarily engage in the specific business of providing services and products in the environmental and aeronautical fields;
               (b) To engage in any one or more other businesses or transactions which the Board of Directors of this corporation may from time to time authorize or approve, whether related or unrelated to the business described in (a) above or to any other business then or theretofore done by this Corporation;
               (c) To exercise any and all rights and powers which a corporation may now or hereafter exercise;
               (d) To act as principal, agent, joint venturer, partner or in any other capacity which may be authorized or approved by the Board of Directors of this corporation; and
               (e) To transact business in the State of California or in any other jurisdiction of the United States of America or elsewhere in the world.
          The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers in each clause shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms or provisions of other clauses but shall be regarded as independent purposes and powers.
          Three: The county in the State of California where the principal office for the transaction of the business of this corporation is to be located is Los Angeles County.
          Four: The corporation is authorized to issue only one class of shares of stock. The total number of said shares shall be 1,000,000. The aggregate par value of all of said shares shall be One Million Dollars ($1,000,000.00), and the par value of each of said shares shall be One Dollar ($1.00).
          Five: (a)  The number of directors of this corporation shall be three (3).
               (b)  The name and addresses of the persons who are appointed to act as the first directors of this corporation

CARL B. PHELPS	606 South Hill Street
Los Angeles, California

MICHAEL M. SACHS	606 South Hill Street
Los Angeles, California

DAVID B. JONES	606 South Hill Street
Los Angeles, California
          IN WITNESS WHEREOF, for the purposes of forming this corporation under the laws of the State of California, the undersigned, constituting the incorporators of this corporation, including the persons named hereinabove as the first directors of this corporation, have executed these Articles of Incorporation this 22nd day of July, 1971.

/s/ Carl B. Phelps

CARL B. PHELPS

/s/ Michael M. Sachs

MICHAEL M. SACHS

/s/ David B. Jones

DAVID B. JONES

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF LOS ANGELES	)
          On this 22nd day of July, 1971, before me, a Notary Public in and for said County and State, personally appeared CARL B. PHELPS, MICHAEL M. SACHS and DAVID B. JONES, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation and acknowledged to me that they executed the same.
          WITNESS my hand and official seal.

/s/ Audrey E. Rakamoto

Notary Public in and for said
County and State
SEAL

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RESTATED ARTICLES OF INCORPORATION
OF
AEROVIRONMENT, INC.
a California corporation
          Paul B. MacCready, Jr. and Stanford H. Taylor certify that:
          1. They are the duly elected and acting President and Secretary, respectively, of said corporation.
          2. The Articles of Incorporation of said corporation shall be amended and restated to read in full as follows:
RESTATED ARTICLES OF INCORPORATION
OF
AEROVIRONMENT, INC.
          The name of this corporation is AEROVIRONMENT, INC.
II
          The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.
III
          This corporation is authorized to issue only one (1) class of shares of stock; and the total number of shares which this corporation is authorized to issue is one million (1,000,000).
IV
          This corporation hereby elects to be governed by all the provisions of the California General Corporation law as in effect on and after January 1, 1977 not otherwise applicable to it.

          3. The foregoing amendment has been approved by the Board of Directors of said corporation.
          4. The foregoing amendment was one which may be adopted with the approval of the Board of Directors alone because the amendment effected does no more than conform the statement of purposes and powers to subdivision (b) of Section 202 of the California General Corporation law and delete references to par value, location of principal office and number of directors, all as permitted by Section 202 of the California General Corporation law.
          IN WITNESS WHEREOF, the undersigned have executed this Certificate on March 19, 1982.

/s/ Paul B. MacCready, Jr.

Paul B. MacCready, Jr.
President

/s/ Stanford H. Taylor

Stanford H. Taylor
Secretary

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          Each of the undersigned declares under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate are true of his own knowledge. Executed at Pasadena, California on March 19, 1982.

/s/ Paul B. MacCready, Jr.

Paul B. MacCready, Jr.

/s/ Stanford H. Taylor

Stanford H. Taylor

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION OF
AEROVIRONMENT, INC.
        Paul B. MacCready    and    S. H. Taylor    certify that:
     1. They are the President and the Secretary, respectively, of AEROVIRONMENT, INC., a California corporation (the “Corporation”).
     2. The Articles of Incorporation of the Corporation shall be amended by adding a new Article V thereto as follows:
“V
     “(a) Liability of Directors. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.
     “(b) Indemnification Generally. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.”
     3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.
     4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the Corporation is 58,179. The number of shares voting in favor of the amendment was 54,079 percent (93%) of the outstanding shares. The percentage vote required was more than 50%.
     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.
     Dated: June 7, 1988.

/s/ Paul B. MacCready

Paul B. MacCready, President

/s/ Stanford H. Taylor

Stanford H. Taylor, Secretary

AMENDMENT TO
RESTATED ARTICLES OF INCORPORATION
OF
AEROVIRONMENT, INC.
a California corporation
          Timothy Conver and Michael D. Wynn certify that:
          1. They are the duly elected and acting President and Secretary, respectively, of said corporation.
          2. The Restated Articles of Incorporation of AEROVIRONMENT, INC. shall be amended by deleting Article III thereof, and replacing such article with the following:
III
          This corporation is authorized to issue only one (1) class of no par shares of stock; and the total number of shares this corporation is authorized to issue is twenty-five million (25,000,000). The purpose of this amendment is to effect a stock split. The effect on outstanding shares will be to implement a twenty-five to one stock split.
          3. The foregoing amendment has been approved by the Board of Directors of said corporation.
          4. The foregoing amendment was one which may be adopted with the approval of the Board of Directors alone under the provisions of section 902(c) of the California General Corporation Law as it only allows the implementation of a stock split including an increase in the authorized number of shares in proportion thereto.
          IN WITNESS WHEREOF, the undersigned have executed this Certificate on January 4, 1994.

/s/ Timothy Conver

Timothy Conver, President

/s/ Michael D. Wynn

Michael D. Wynn, Secretary

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          Each of the undersigned declares under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate are true of his on knowledge. Executed at Monrovia, California on January 4, 1994.

/s/ Timothy Conver

Timothy Conver, President

/s/ Michael D. Wynn

Michael D. Wynn, Secretary

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